EXHIBIT 99.1

Stakeholder Letter from Neil Swartz

Dear stakeholder,

What amazing times we are in – challenging and rewarding.

I’m sure many of you are watching the news and wondering how to keep moving forward and building for the future with so many preaching gloom and doom. Perhaps you’re having a few anxious moments as you contemplate how to manage and figure out what your next moves should be. You are not alone. When challenges come, I look at how many great companies exist today because of the bold moves they took when others were stepping back.

Evidence of this truth are now household names – companies with products launched in other challenging times and amid growing fear. As recent as 2008, brave entrepreneurs took the lead and their investors stayed the course and received great returns as a result. Companies like:

•	Airbnb in 2008
•	WhatsApp in 2009
•	Venmo in 2009
•	Uber in 2009

This story is not new, it has happened before, American Airlines began during the Great Depression, Dominos during the recession of 1961, UnitedHealth Group and HBO during the recession of 1973-1975. In 2000 during the dot com bubble MailChimp was created and is now used by many as a marketing tool for their business’, the list goes on and on.

We’ve been dealt some difficult hands in recent years with the COVID outbreak and pandemic, the lockdowns and quarantines that saw nearly half of the small businesses fold.

Let’s remember that healthcare in the United States is 19.3% of gross domestic product and over $4 trillion dollars annually. This is an industry that has not had a recession in 50 years, not one. Many people believe it will continue to grow for the rest of the decade at an average of over 5% year over year.

I want you to recall with me when we started MediXall™, it was December 2016, we were still building when COVID hit yet we knew what we needed to do and built MediXall. We saw the influence of COVID-19 and realized we needed to adjust our path and under Michael Swartz leadership, conceived and added what is now our flagship Health Karma® to meet the needs of even more consumers based on these events.

Since Health Karma was birthed, MediXall and its team have accomplished the following milestones:

●	We have assembled a highly experienced and skilled management team led by Travis Jackson - “MediXall Group Announces the Appointment of Experienced Health Insurance Technology Executive Travis Jackson as New Chief Executive Officer of Health Karma”
●	Expanded the Health Karma Product Line with the addition of the Workers First and Responders First Solutions - “MediXall Group Announces Expansion to Health Karma Product Line - Closes Transaction with 24hr Virtual Clinic”
●	Substantially increased the reach of our partner distribution network now with a nationwide footprint covering all 50 states - “Health Karma Enters into Affinity Marketing Partnership with the National Association of Health Underwriters”, a leading association that represents 100,000+ health insurance and benefits professionals throughout the United States
●	We have signed many contracts with companies such as Salon Spa Professional Association, BHC Insurance, National Association of Health Underwriters (NAHU) and My HR Professionals

MediXall Group, Inc. | 2929 East Commercial Blvd, Penthouse D, Fort Lauderdale, FL 33308 | (954) 440 - 4678

We have launched Health Karma from concept to a product with 1,000’s of paying members, and that growth will not stop, as we continue approaching a potential pool of 500,000 lives in the relationships we have today.

One of the largest factors in the ongoing success of MediXall/Health Karma is the stability of the healthcare industry and its importance to the well-being of everyone; it will always be needed regardless of the persons’ demographics or net worth.

Our approach has always been holistic – to ensure that a person’s mind and body are well. This has brought us the opportunity to bring a strong behavioral health component to the MediXall/Health Karma product program. Behavioral health is perhaps more important and advocated for than ever with the stresses that we are exposed to – stresses we have seen sadly played out in our workplaces, homes, hospitals, and even schools. Again, being proactive we have positioned MediXall//Health Karma to offer help and guidance where needed with total anonymity and security.

I am convinced as never before that we cannot take a backseat when we have such a powerful and needed offering – we will not be bystanders to the future – we will be leading it!

We have worked tirelessly to create the Health Karma product line and I am even more convinced we have built the perfect team to take advantage of this situation to the point that people will be saying years from now that we were definitely in “the Right Place, at the Right Time, with the Right Products and Right Team”.

With operations being led by Travis and Michael, we have been moving swiftly in the right direction. Because of their drive and success in their positions, we have decided to appoint Travis, the CEO of Health Karma, and also join the Board of Directors of MediXall Group, Inc., along with Michael Swartz, both of whom have displayed visionary leadership skills.

Further adding to this momentum is our welcoming Noel J. Guillama-Alvarez, who is currently a Board Member to take my place as Chairman and Interim CEO of MediXall Group, Inc. As a reminder, MediXall was originally founded by Noel and myself. Noel is a nationally recognized subject matter expert in healthcare operation and medical management. He has over 30 years of experience in nearly all segments of the healthcare industry. He has been issued more than 20 patents for the application of technology in healthcare, information systems and computer application. He had founded Metropolitan Health Networks, Inc. (MetCare) (formerly NYSE: MDF now part of Humana, Inc.) and Quantum Group, Inc. (formerly NYSE Amex: QGP) where he led both companies through an Initial Public Offering and an uplisting on to a national exchange (i.e. NASDAQ & NYSE Amex). He is very involved in our community, in part currently serving on the advisory group of a medical school and State College Foundation, and has served as Chairman, Treasurer or Directors over 20 years span of service at the FIU Foundation Inc. a direct support for Florida International University in Miami, Florida managing over US$400 million in endowments. Noel has experience with capital markets, exchange listings, healthcare and technology that makes him uniquely qualified to lead us into our future as Chairman.

I assure you that I will continue working with Noel and the rest of the team as required and when needed.

If you have not talked with us recently to find out all the exciting new developments, I urge you to not wait any longer.

Now is the time to join us in our brave steps forward with a team that has the experience, technology, and opportunity to become an example for our business schools case study, on what to do in difficult times to secure success. Now is the time to act as we are making plans for some exciting events that we are confident will propel MediXall/Health Karma forward substantially.

MediXall Group, Inc. | 2929 East Commercial Blvd, Penthouse D, Fort Lauderdale, FL 33308 | (954) 440 - 4678

I trust you can feel my enthusiasm, confidence, and expectations for the future.

I want to thank you for the confidence you have shown in us, and in me personally. I also want to offer you the opportunity for an even better seat on the front row for what we are about to do in the coming year. Your questions and encouragement are always welcome - Please call Frank to discuss further. As always, I am available to answer any questions.

Sincerely,

Neil Swartz

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company's current plans and expectations, as well as future results of operations and financial condition. Specifically, the company's ability to raise additional capital, execute its business plan and strategy, sustain, or increase gross margins, achieve profitability, and build shareholder value are forward-looking statements. A more extensive listing of risks and factors that may affect the company's business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MediXall Group, Inc. | 2929 East Commercial Blvd, Penthouse D, Fort Lauderdale, FL 33308 | (954) 440 - 4678